Exhibit 99.1

COMSovereign Issues CEO Update Letter

DALLAS, TX – November 9, 2022 – COMSovereign Holding Corp. (NASDAQ: COMS) ("COMSovereign" or the "Company"), a U.S.-based developer of 4G LTE Advanced and 5G Communication Systems and Solutions today issued the following CEO Update Letter:

To Our Fellow COMSovereign Stakeholders:

Having served as COMSovereign’s Interim CEO for just over 8 weeks, I wanted to share with you my initial thoughts, observations, and a glimpse of our collective vision for where our Company needs to go and what must be done to get there.

Three areas of critical importance as I write this letter are: 1) to improve our ability to drive revenue; 2) to complete and file our quarterly financial reports with the Securities and Exchange Commission ("SEC") and address our public listing status on Nasdaq; and 3) to secure interim capital which can support our operations.

From a top-line prospective, our wireless connectivity and tethered aerial platform businesses represent our primary sources of revenue. These products are built around unique, proprietary differentiating technologies, and deliver unmatched capabilities to their respective clients. In the wireless business, we are actively fulfilling customer orders through existing inventory and at Drone Aviation, we continue to make progress against its $8.4 million subcontract award. In each case, we continue to seek ways to maximize the value of these products.

Regarding the status of our SEC filings, we are working diligently to address our filing delays caused by reductions in staff and turnover as well as the stock price-related deficiencies which could result in our shares being delisted from Nasdaq. We have recently enlisted additional support to assist us in completing our quarterly financial reports and have requested a hearing before the Nasdaq Hearings Panel and obtained a stay of further action pending the issuance of the Panel’s decision.

In terms of capital funding, we continue to have discussions with several parties regarding both interim and longer-term opportunities. These potential fundings would enable the Company to increase resources in key areas such as increased production as well as back-office operations and sales. Furthermore, we are continuing discussions regarding the sale of certain products or non-performing assets which can provide increased cash and further maintain our focus on the wireless connectivity markets.

Working closely with the Board of Directors, I have met with, and listened to, our employees, customers, partners, and investors. What was made abundantly clear is a shared recognition of the significant value of our technologies and the role they could play in supporting an always connected wireless world. Whether we are serving the large public networks or the diverse range of private networks, the forthcoming 5G revolution demands trusted solutions delivering maximum performance, resiliency, and security. Fortunately for COMSovereign, these are just some of the defining hallmarks of our DragonWave, Fastback, and VNC radio products. This connected world also includes an increasing role for drones and other aerial platforms such as our tethered aerostats, which can deliver secure and persistent access to altitude for both Communications and Intelligence, Surveillance and Reconnaissance applications. It was also clear that while COMSovereign’s vision is compelling, better execution was needed in managing and integrating its portfolio of technologies and efficiently aligning its underlying operations. To address these challenges, our team is focused on four key initiatives: Streamlining the Business, Ensuring Support for Our Customers and Partners, Refining Our Technology Vision and Roadmap, and Improving Our Corporate Operations:

Streamlining the Business

Operating the business on a strong and efficient foundation is critical to our success. As part of this, COMSovereign has been undergoing a strategic review of its entire operation – its products, subsidiaries, internal processes, production, and product development efforts. Critical elements here include:

•	Focusing our offerings on connectivity for operators of wireless networks of all sizes, public and private. Key to this is our Fastback, DragonWave, VNC hardware and Saguna Mobile Edge Compute (“MEC”) software.
•	We have lowered our overhead costs by as much as 75% though headcount reductions and closing several office locations. The review is ongoing, and we will continue to focus on the most effective way to innovate, build, sell, service, and support our solutions, but do so in a fiscally prudent manner.
•	As I indicated earlier, we continue to explore the sale or licensing of our technology as well as our significant intellectual property (“IP”).

Ensuring Support for Our Customers and Partners

One of fundamental value drivers of COMSovereign was its large installed base of customers which numbered over 700+ including tier one carriers, and smaller regional network operators. These customers rely on the performance, reliability, and ease-of-use of our DragonWave and Fastback radios to address the unique network challenges they face, even for their most demanding situations. What we have heard from both existing and potential customers in new markets, is a desire to have consistent product availability and support. As such, rectifying past issues with supply chains and production has been a major focus:

•	Although supply chain challenges remain, we are beginning to see improvements in backlogs with the flow of key componentry now available and a reduction in lead times. These improvements will allow us to better respond to demand we are seeing while our design and engineering teams continue address the remaining challenges with components still utilized in our products.
•	We have reengaged with our contract manufacturing (“CM”) partners. These CMs will enable us to more cost effectively address demand which continues to outstrip our supply capacity. Central to this effort will be the availability of funding to invest in consistent and increased production.
•	We are exploring new partnerships in North America outside of our traditional go-to-market channels with a focus on enterprise and government segments while rebuilding relationships with our existing international partners throughout Asia and Europe. Having reviewed our solution portfolio, we believe there are additional partnerships that can enable us to provide our customers with a more complete, fully integrated offering.
•	We intend to expand our engineering through both internal hiring and growing our relationships with existing engineering services partners.

Technology Vision and Roadmap

COMSovereign’s vision was the creation of a US-based provider of 5G technology that could enable service providers, governments, and enterprises to connect wherever and whenever it was needed. This vision was backed by decades of field-tested experience, unique technology capabilities and strong IP. We intend to build upon these foundational elements with a solidified and achievable roadmap for the future:

•	Uniquely differentiated products designed with resiliency and security at their core, founded on providing information assurance, and built on a trusted and transparent supply chain. Our products will feature self-optimizing networking technology and integrated edge computing capabilities to reduce deployment times and costs and deliver higher performance.
•	Building upon over 20 years of wireless innovation, we will accelerate development of a next generation, standards-compliant unified platform tailored to the needs of the wireless transport and access market today, but flexible enough to evolve with the industry of tomorrow. This unified solution will deliver the benefits of enhanced capability and flexibility to carriers and network operators by utilizing our existing IP.

Improving Our Corporate Operations:

Underlying all our transition initiatives is the commitment to ensuring we have the right business organization, operations, and personnel required to achieve our goals. The Board and I have already identified and prioritized several areas where investment and improvements are necessary:

•	We intend to make improvements in sales, accounting, engineering, and support while ensuring that headcount is properly aligned to support operations and revenue.
•	We are taking steps to augment our accounting and finance operations which we believe will improve our financial reporting processes as we seek to complete our quarterly filings in a timely manner.

In conclusion, the Board, our team, and I believe that the issues we face are indeed fixable. We share a commitment to realizing the value of our technology, IP, and talent and have taken steps to address the challenges which are impeding the Company’s ability to deliver on the tremendous opportunities ahead of us. While there is a lot of work to do, we have a clear and focused plan, one that we believe defines an achievable path forward for the Company and can benefit all stakeholders. I look forward to communicating our progress with you in the weeks and months ahead.

Sincerely,

David Knight

Interim Chief Executive Officer

About COMSovereign Holding Corp.

COMSovereign Holding Corp. (Nasdaq: COMS) has assembled a portfolio of communications technology companies that enhance connectivity across the entire data transmission spectrum. Through strategic acquisitions and organic research and development efforts, COMSovereign has become a U.S.-based communications provider able to provide 4G LTE Advanced and 5G telecom solutions to network operators and enterprises. For more information about COMSovereign, please visit www.COMSovereign.com.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements that reflect management's current expectations, assumptions, and estimates of future performance and economic conditions, and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as "believe," "expects," "may," "looks to," "will," "should," "plan," "intend," "on condition," "target," "see," "potential," "estimates," "preliminary," or "anticipates" or the negative thereof or comparable terminology, or by discussion of strategy or goals or other future events, circumstances, or effects. Moreover, forward-looking statements in this release include, but are not limited to the ability to develop and deliver advanced voice and data communications systems, address supply chain challenges including securing adequate inventory of necessary components, demand for the Company's products, the ability of the Company to regain compliance with Nasdaq listing requirements, its ability to file its financial reports in a timely manner, and secure additional funding. Further information relating to factors that may impact the Company's results and forward-looking statements are disclosed in the Company's filings with the SEC. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:

Steve Gersten, Director of Investor Relations
COMSovereign Holding Corp.
813-334-9745
investors@comsovereign.com

and

Media Relations for COMSovereign Holding Corp.:
Michael Glickman
MWGCO, Inc.
917-397-2272
mike@mwgco.net